UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On October 30, 2024, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Srishti Gupta to serve as a director of the Company and as a member of the nominating and corporate governance committee of the Board (the “N&CG Committee”). Ms. Gupta will serve as a Class II director whose term will expire at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”).
There is no arrangement or understanding between Ms. Gupta and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Gupta and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Gupta requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Gupta is set forth below.
Srishti Gupta, age 45, is currently Chief Product Officer at Integral Ad Science, a position she has held since September 2024. Prior to Integral Ad Science, Ms. Gupta served as the Chief Product Officer at Rokt from June 2023 to September 2024 and a Director of Ads Measurement for Amazon from 2017 to June 2023. Prior to those roles, Ms. Gupta spent seven years at Information Resources Inc. (“IRI”), now Circaqna, including serving as the President and General Manager for IRI’s media Solutions from 2014 to 2017. Earlier in her career, Ms. Gupta held senior roles at Mediacom and AOL. Ms. Gupta earned her B.A. in Economics from the University of Delhi in New Delhi, India and her M.B.A. from the Indian Institute of Management in Bangalore, India.
In accordance with the Company’s compensation policy for non-employee directors, upon her commencement of service as a director, Ms. Gupta was granted 6,148 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Ms. Gupta is, as of such vesting date, then a director of the Company. Additionally, Ms. Gupta will be entitled to receive a $30,000 annual retainer for her service as director and a $10,000 annual retainer for her service as a member of the N&CG Committee. At each annual stockholder meeting following which Ms. Gupta’s term as a director continues, Ms. Gupta will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000 (provided that in no event will the award exceed 11,000 shares), which award will vest in full on the first anniversary of such grant date, provided that she is, as of such vesting date, then a director of the Company. Ms. Gupta has also entered into the Company’s standard form of indemnification agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	November 4, 2024	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)